Exhibit 5.1



                              Robert M. Kern, Esq.
                               23676 Blythe Street
                          West Hills, California 91304
                             (818) 592-0860 (Phone)
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                               September 17, 2001



Gump & Company, Inc.
192 Searidge Court
Shell Beach, California 93449

         Re:      Registration Statement on Form SB-2 of Gump & Company, Inc.

Gentlemen:

       We are acting as counsel for Gump & Company, Inc., a Delaware corporation (the "Company" or "Gump"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares") by Mark A. DiSalvo, the Selling Stockholder. Amendment No. 1 to the Registration Statement on Form SB-2 covering the offer and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

       In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Certificate of Incorporation, as amended, the Bylaws of the
Company and other documents of the Company. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

       Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares issued to and owned by the Selling Stockholder which are being offered for sale by Selling Stockholder under the Registration Statement have been duly authorized, validly issued, fully paid and are nonassessable.

       You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.



EXHIBIT 5.1 - Page 1
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       We  hereby  consent  to the  use of this  opinion  as an  exhibit  to the
Registration Statement and to the reference to our firm therein under the caption `Legal Opinions."

                                                              Very truly yours,

                                                              /s/ Robert M. Kern

                                                             Robert M. Kern


EXHIBIT 5.1 - Page 2